Exhibit 10.4

SERVICES AGREEMENT

AGREEMENT made as of January __, 2010, by and between each Fund listed on Exhibit A (each a “Fund” and collectively the “Funds”), and The Bank of New York Mellon, a New York state chartered bank subject to regulation by the Board of Governors of the Federal Reserve System and the New York State Banking Department (“BNY”).

WITNESSETH :

WHEREAS, each Fund desires to retain BNY to provide the services described herein, and BNY is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.    Appointment.

Each Fund hereby appoints BNY for the term of this Agreement as its agent to perform the services described on Schedule I and Schedule II hereto.  BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2.    Definitions.

Whenever used in this Agreement, the following words shall have the meanings set forth below:

(a)  “Authorized Person” shall be any person, whether or not an officer or employee of the Fund, duly authorized by a Fund to execute any Certificate or to give any Oral Instruction, such persons to be designated in a Certificate annexed hereto as Exhibit B hereto or such other Certificate as may be received by BNY from time to time.

(b)  “BNY Affiliate” shall mean any office, branch or subsidiary of The Bank of New York Mellon Corporation.

(c)  “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

(d)  “Business Day” shall mean for a Fund any day described in such Fund’s Prospectus (as hereinafter defined) as a day on which such Fund is open for business.

(e)  “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to BNY, which is actually received by BNY by letter or facsimile transmission and signed on behalf of a Fund by an Authorized Person or a person reasonably believed by BNY to be an Authorized Person.

(f)   “Instructions” shall mean communications transmitted by electronic or telecommunications media, including S.W.I.F.T., computer-to-computer interface, dedicated transmission lines, or other mutually agreed upon means.

(g)  “Oral Instructions” shall mean verbal instructions received by BNY from an Authorized Person or from a person reasonably believed by BNY to be an Authorized Person.

3.    Representations and Warranties.

Each Fund hereby represents and warrants to BNY, which representations and warranties shall be deemed to be continuing and repeated on each day on which BNY is acting hereunder, that:

(a)        It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)        This Agreement has been duly authorized, executed and delivered by it in accordance with all requisite action and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms;

(c)        It is conducting its business in compliance with all applicable laws and regulations and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement;

(d)        It will not use the services provided by BNY hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to it;

(e)        It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to BNY, shall, and shall cause each Authorized Person, to safeguard and treat with reasonable care any user and authorization codes, passwords and/or authentication keys, understands that there may be more secure methods of transmitting or delivering the same than the methods selected by it, agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances, and acknowledges and agrees that Instructions may be presumed by BNY to have been given by person(s) duly authorized,  and may be acted upon as given;

(f)         Any agreement it enters into with a broker-dealer or another person (an “Authorized Purchaser”) for the purchase and redemption of Fund shares in creation basket aggregations shall require such person to establish and maintain policies and procedures requiring it to obtain and verify information about the identity of its customers purchasing Fund shares from such Authorized Purchaser and which are reasonably designed to ensure that it is not being used as a conduit for money laundering or other illicit purposes.

4.    Delivery of Documents.

(a)        Each Fund will promptly deliver to BNY true and correct copies of each of the following documents as currently in effect and will promptly deliver to it all future amendments and supplements thereto, if any:

(i)       Its organizational document(s) filed with its jurisdiction of organization and all amendments thereto (the “Charter”);

(ii)      Its Trust Agreement, Operating Agreement, Articles of Association or Limited Liability Company Agreements, as applicable, and all amendments thereto;

(iii)     Resolutions of its managers or other governing body authorizing the execution, delivery and performance of this Agreement by the Fund;

(iv)     Its prospectus (the “Prospectus”) relating to it and its units of beneficial interest (“Shares”);

(v)      True and correct copies of any material contract between it and any third party (collectively, “Material Contracts”);

(vi)     Copies of all filings required to be filed by the Fund with an official body or office (collectively, “Required Filings”)

(vii)    An opinion of its outside counsel, in form and substance satisfactory to BNY and addressed to BNY, with respect to the status (i.e. whether registered or exempt from registration) of its Shares under the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.

(b)        Each copy of the Charter shall be certified by an appropriate governmental representative of the jurisdiction of organization, and if the Charter is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to BNY.  Each copy of the Operating Agreement, Prospectus, Material Contracts and Required Filings, and all amendments thereto, shall be certified by the manager, Secretary or an Assistant Secretary of the Fund.

(c)        It shall be the sole responsibility of each Fund to deliver to BNY from time to time its then currently effective Prospectus and BNY shall not be deemed to have notice of any information contained therein until it is actually received by BNY.

5.    Duties and Obligations of BNY.

(a)        Subject to the direction and control of each Fund and the provisions of this Agreement, BNY shall provide to such Fund (i) the administrative services set forth on Schedule I attached hereto, and (ii) the valuation and computation services listed on Schedule II attached hereto.

(b)        In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

(c)        BNY shall not provide services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of Shares of any Fund, or other services normally performed by the Fund’s counsel or independent auditors.

(d)        Upon receipt of a Fund’s prior written consent (which shall not be unreasonably withheld), BNY may delegate any of its duties and obligations hereunder to such Fund to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate.  Notwithstanding the foregoing, no Fund’s consent shall be required for any such delegation to any other subsidiary of The Bank of New York Company, Inc. (hereinafter a “BNY Affiliate”) notwithstanding the domicile of such BNY Affiliate.  BNY shall not be liable for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as BNY acts in good faith and without negligence or willful misconduct in the selection and retention of such delegee or agent, provided that BNY shall be liable for the acts or omissions of any BNY Affiliate to the same extent it would be liable under the terms hereof had it committed such act or omission and not delegated the same, and BNY shall notify each affected Fund upon any such delegation to a BNY Affiliate.

(e)        BNY shall cooperate with the Fund’s officers, managers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to provide such persons, upon request, with such information, documents and advice relating to a Fund as is within the possession or knowledge of BNY in order to enable such persons to perform their duties to the Fund.  Each Fund shall cause its officers, managers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with BNY and to provide BNY, upon request, with such information, documents and advice relating to that Fund as is within the possession or knowledge of such persons in order to enable BNY to perform its duties hereunder.  In connection with its duties hereunder, BNY shall be entitled reasonably to rely, and shall be held harmless by each Fund when acting in such reasonable reliance, upon the Instructions, Oral Instructions, delivered Certificates, advice or any documents relating to a Fund provided to BNY by any of the aforementioned persons.  BNY shall not be liable for any loss, damage or expense resulting from or arising out of the failure of a Fund to cause any information, documents or advice to be provided to BNY as provided herein, provided BNY acts without negligence or willful misconduct.  All fees or costs charged by such persons shall be borne by the relevant Fund.

(f)         Nothing in this Agreement shall limit or restrict BNY, any affiliate or BNY Affiliate or any officer or employee thereof from acting for or with any third parties and providing services similar or identical to some or all of the services provided hereunder.

(g)        Each Fund shall furnish BNY with any and all Instructions, Oral Instructions, Certificates, explanations, information, specifications and documentation deemed necessary by BNY in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses.  BNY shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to BNY the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value.  Each Fund shall also furnish BNY with bid, offer, or market values of securities if BNY notifies such Fund that same are not available to BNY from a security pricing or similar service utilized, or subscribed to, by BNY which BNY in its judgment deems reliable at the time such information is required for calculations hereunder.  At any time and from time to time, the Fund also may furnish BNY with bid, offer, or market values of securities and instruct BNY to use such information in its calculations hereunder.  No Fund shall have the right to specify to BNY that it commence or maintain any utilization of, or subscriptions to, any particular securities pricing or similar service.  In no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Fund.

(h)        BNY may apply to an officer of a Fund for a Certificate (which Certificate shall not be unreasonably withheld) with respect to any matter arising in connection with BNY’s performance hereunder for such Fund, and BNY shall not be liable for any action taken or not taken by it in accordance with such Certificate (except for actions by BNY implemented with negligence or willfull misconduct).  Such application for a Certificate shall set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken (which date shall allow an amount of time for the Fund’s consideration of the application that is reasonable under the circumstances), and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received a Certificate in response to such application specifying the action to be taken or omitted.

(i)         At any time BNY may seek the advice of outside counsel to a Fund (which advice shall not be unreasonably withheld) with respect to any matter arising in connection with the services to be performed by BNY under this Agreement, and BNY and its agents or subcontractors shall not be liable for any action taken or omitted by it in reliance upon such advice (except for actions or omissions by BNY implemented with negligence or willful misconduct).  Such application for advice shall set forth in writing any action proposed to be taken or omitted to be taken by BNY with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken (which date shall allow an amount of time for counsel’s consideration of the application that is reasonable under the circumstances), and BNY shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, BNY has received advice in response to such application specifying the action to be taken or omitted.

(j)         Notwithstanding any other provision contained in this Agreement, but to the extent expressly otherwise provided in Schedules I or II attached hereto, BNY shall have no duty or obligation to with respect to, including, without limitation, any duty or obligation to determine, or advise or notify a Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, such Fund, (ii) the taxable nature or effect on such Fund or its members of any corporate actions, class actions, tax reclaims, tax refunds or similar events, (iii) the taxable nature or taxable amount of any distribution or other amount paid, payable or deemed paid, by such Fund to its members; or (iv) the effect under any federal, state, foreign, or other applicable income tax laws of such Fund making or not making any distribution or other payment, or any election with respect thereto.

(k)        BNY, in performing the services required of it under the terms of this Agreement, shall be entitled reasonably to rely on the accuracy and validity of any and all Instructions, Oral Instructions, delivered Certificates, explanations, information, specifications and documentation furnished to it by a Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such Instructions, Oral Instruction, delivered Certificates, explanations, information, specifications or documentation, including, without limitation, evaluations of securities; the amounts or formula for calculating the amounts and times of accrual of a Fund’s liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of securities; and amounts receivable or amounts payable for the sale or redemption of Fund Shares effected by or on behalf of a Fund.  In the event BNY’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by BNY or from a broker-dealer selected by BNY, which service or broker-dealer BNY in its reasonable judgment deems reliable, BNY shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.  Without limiting the generality of the foregoing, BNY shall not be required to inquire into any valuation of securities or other assets by a Fund or any third party described in this sub-section (k) even though BNY in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

(l)         BNY, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

(m)       Subject to the provisions of this sub-section (l), BNY shall compute the net asset value per unit of each Fund and shall value the securities held by such Fund at such times and dates and in the manner specified in the then currently effective Prospectus of such Fund, except that notwithstanding any language in the Prospectus, in no event shall BNY be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for each Fund.  To the extent that the Fund becomes aware (or should reasonably been aware) that valuation of securities or computation of a Fund’s net asset value as specified in the Fund’s then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, such Fund shall immediately so notify BNY in writing and thereafter shall either furnish BNY at all appropriate times with the values of such securities and net asset value, or subject to the prior approval of BNY, instruct BNY in writing to value securities and compute net asset value in a manner which such Fund then represents in writing to be consistent with all applicable laws and regulations.  Such Fund may also from time to time, subject to the prior approval of BNY, instruct BNY in writing to compute the value of the securities or net asset value in a manner other than as specified in this sub-section (l).  By giving such instruction, such Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and its then currently effective Prospectus.  Each Fund shall have sole responsibility for determining the method of valuation of securities and the method of computing net asset value.

(n)        In providing the services hereunder BNY is authorized to utilize any legal, tax or other regulatory, compliance, or monitoring services, in each case not a BNY Affiliate, reasonably believed by BNY to be reliable to provide information.  Each Fund agrees that BNY shall not be liable for any loss, damage or expense incurred as a result of errors or omissions of any vendor utilized by BNY; provided, however, that the activities of any vendor to whom BNY has delegated any of its duties or obligations hereunder shall have been selected and retained by BNY without negligence or willful misconduct.

(o)        BNY shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation shall be implied against BNY in connection with this Agreement.

6.    Allocation of Expenses.

Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the operation or each Fund shall be paid by each Fund or its sponsor, including but not limited to, organizational costs and costs of maintaining its existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund’s manager(s), members, officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund Shares, fees and expenses incident to the registration or qualification under federal, state or other applicable securities laws of each Fund or its Shares, costs (including printing and mailing costs) of preparing and distributing any materials, reports, notices and proxy material to the Fund’s members, all expenses incidental to holding meetings of the Fund’s managers and members, and extraordinary expenses as may arise, including litigation affecting the Fund and legal obligations relating thereto for which the Fund may have to indemnify its manager(s), members, or officers.

7.    Standard of Care; Indemnification.

(a)        BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against a Fund, except those Losses arising out of BNY’s own gross negligence or willful misconduct.  In no event shall BNY be liable to a Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action, nor shall BNY be liable for (i) for acting in accordance with any Certificate or Oral Instructions actually received by BNY and reasonably believed by BNY to be given by an Authorized Person; (ii) for acting in accordance with Instructions; (iii) for presuming that all instructions that are Instructions and are not contained in a Certificate or Oral Instructions are given only by person(s) duly authorized; (iv) for relying upon prices provided by any third party pricing service or broker-dealer provided BNY has complied with Section 5(j); (v) for any Losses due to forces beyond the control of BNY, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided that BNY established and maintained an appropriate disaster recovery plan and back-up system, or if not, that such Losses would have occurred even if BNY had established and maintained an appropriate disaster recovery plan and back-up system; or (vi) for any Losses, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, or the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of a Fund, or for delays caused by circumstances beyond BNY’s reasonable control, unless such Loss arises out of the gross negligence or willful misconduct of BNY.

(b)        Each Fund shall indemnify and hold harmless BNY from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by such Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against BNY, by reason of or as a result of any action taken or omitted to be taken by BNY in good faith reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) a Fund’s Prospectus, (iii) any delivered Certificate, Instructions, or Oral Instructions of an officer of a Fund, or (iv) any opinion of legal counsel for a Fund or BNY, or arising out of transactions or other activities of a Fund which occurred prior to the commencement of this Agreement; provided, that a Fund shall not indemnify BNY for costs, expenses, damages, liabilities or claims for which BNY is liable under preceding sub-section 7(a).  This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement. Without limiting the generality of the foregoing, each Fund shall indemnify BNY against and save BNY harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(i)       Errors in records or Instructions, Oral Instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to BNY by or on behalf of such Fund, provided that such errors are not manifest;

(ii)      Action or inaction taken or omitted to be taken by BNY pursuant to any Certificate, Instructions or Oral Instructions of such Fund or otherwise without negligence or willful misconduct;

(iii)     Any action taken or omitted to be taken by BNY in good faith in accordance with the advice or opinion of counsel for such Fund or its own counsel, provided that the Fund has consented to such action or omission with respect to advice given by BNY counsel, which consent will not be unreasonably withheld;

(iv)     Any improper use by such Fund or its agents, distributor or investment advisor of any valuations or computations supplied by BNY pursuant to this Agreement;

(v)      The method of valuation of the securities and the method of computing such Fund’s net asset value, provided that the Fund has consented to the use of such method, which consent will not be unreasonably withheld; or

(vi)     Any valuations of securities or net asset value provided by such Fund.

(c)        Actions taken or omitted in reliance on Instructions or Oral Instructions, or upon any information, order, indenture, officer certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BNY to be genuine or bearing the signature of a person or persons reasonably believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith.

(d) BNY shall indemnify and hold harmless each Fund from and against any and all reasonable attorneys’ fees related to claims, where such claims result in liability to a Fund and such liability has been finally determined by an arbiter of competent jurisdiction to be directly caused by BNY’s failure to discharge its duties in accordance with its standard of care as set forth hereunder.  This indemnity shall be a continuing obligation of the BNY, its successors and assigns, notwithstanding the termination of this Agreement.

(e) If any action, suit or proceeding (each, a “Proceeding”) is brought against either party to this Agreement (an “Indemnified Party”) in respect of which indemnity may be sought against the other party (the “Indemnifying Party”) pursuant to the foregoing paragraphs, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution of such Proceeding and the Indemnifying Party shall have the right, by providing notice to the Indemnified Party within twenty (20) Business Days thereafter, to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party except to the extent that it has been materially prejudiced by such failure and has not otherwise learned of such Proceeding.  If the Indemnifying Party assumes the defense of the Proceeding, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).

The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without the Indemnifying Party’s written consent but if settled with the Indemnifying Party’s written consent, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this section 7(e), then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

8.    Compensation and Reimbursements.

For the services provided hereunder, each Fund agrees to pay BNY such compensation as is mutually agreed from time to time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by BNY in performing its duties hereunder.  Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly.  Each Fund authorizes BNY to debit such Fund’s custody account for all amounts due and payable hereunder.  BNY shall deliver to each Fund invoices for services rendered after debiting such Fund’s custody account with an indication that payment has been made.  Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement.  For the purpose of determining compensation payable to BNY, each Fund’s net asset value shall be computed at the times and in the manner specified in the Fund’s Prospectus.

9.    Term of Agreement.

(a)        This Agreement shall continue until terminated by either BNY giving to a Fund, or a Fund giving to BNY, a notice in writing specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice.  Upon termination hereof, the affected Fund(s) shall pay to BNY such compensation as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and otherwise payable or reimbursable hereunder.  If this Agreement is terminated, BNY shall follow any reasonable Instructions or Oral Instructions from a Fund concerning the transfer of records.

(b)        Notwithstanding the foregoing, BNY may terminate this Agreement upon 30 days prior written notice to a Fund if such Fund shall terminate its custody agreement with The Bank of New York.  In the event either party hereto fails to perform its obligations hereunder in a material respect, the other party hereto may terminate this Agreement immediately, provided that the non-breaching party has given written notice of such failure to the breaching party and the breaching party has not cured such failure within 30 days of receipt of such notice.

(c)        No termination by a Fund shall constitute a termination by any other Fund.

10.  Authorized Persons.

Attached hereto as Exhibit B are lists of persons duly authorized by each Fund to execute this Agreement and deliver Certificates or give Instructions, Oral Instructions, or written or oral specifications, by or on behalf of a Fund.  From time to time a Fund may deliver a new Exhibit B to add or delete any person and BNY shall be entitled to rely on the last Exhibit B actually received by BNY.

11.  Amendment.

This Agreement may not be amended or modified in any manner except by a written agreement executed by BNY and each Fund to be bound thereby, and authorized or approved by each Fund to be bound thereby.

12.  Assignment.

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of BNY, or by BNY without the written consent of the Fund.

13. Governing Law; Consent to Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.  Each Fund hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury.  To the extent that in any jurisdiction a Fund may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each Fund irrevocably agrees not to claim, and it hereby waives, such immunity.

14. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.  Each Fund is entering this Agreement on its own account and no action by one Fund shall affect this Agreement with any other Fund.

15. No Waiver.

Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time.  No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

16. Notices.

All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

if to a Fund, at the address for such Funds specified on Exhibit A if to BNY, at

The Bank of New York Mellon
__________________________
New York, New York 10286
Attention:
Title:

or at such other place as may from time to time be designated in writing.  Notices hereunder shall be effective upon receipt.

17. Compliance Services.

(a)           If Schedule I contains a requirement for BNY to provide the Fund with compliance services, such services shall be provided pursuant to the terms of this Section 17 (the “Compliance Services”).  The precise compliance review and testing services to be provided shall be as mutually agreed between the BNY and each Fund, and the results of BNY’s Compliance Services shall be detailed in a compliance summary report (the “Compliance Summary Report”) prepared on a periodic basis as mutually agreed.  Each Compliance Summary Report shall be subject to review and approval by the Fund.  BNY shall have no responsibility or obligation to provide Compliance Services other that those services specifically listed in Schedule I.

(b)           The Fund will examine each Compliance Summary Report delivered to it by BNY and notify BNY of any error, omission or discrepancy within ten (10) days of its receipt.  The Fund agrees to notify BNY promptly if it fails to receive any such Compliance Summary Report.  The Fund further acknowledges that unless it notifies BNY within 10 days of any error, omission or discrepancy that was known or reasonably should have been known to the Fund, such Compliance Summary Report shall be deemed to be correct and conclusive in all respects.  In addition, if the Fund learns of any out-of-compliance condition before receiving a Compliance Summary Report reflecting such condition, the Fund will notify BNY of such condition within one business day after discovery thereof.

(c) While BNY will endeavor to identify out-of-compliance conditions, the BNY does not and could not for the fees charged, make any guarantees, representations or warranties with respect to its ability to identify all such conditions.  In the event of any errors or omissions in the performance of Compliance Services, the Fund’s sole and exclusive remedy and BNY’s sole liability shall be limited to re-performance by BNY of the Compliance Services affected and in connection therewith the correction of any error or omission, if practicable and the preparation of a corrected report, at no cost to the Fund.

18. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

19. Entire Agreement.

BNY and each Fund shall have no duties or responsibilities whatsoever with respect to the subject matter hereof except such duties and responsibilities specifically set forth in this Agreement and as required by applicable law, and no covenant or obligation shall be implied against BNY or any Fund in connection with this Agreement.

20. Limitation of Interseries Liability.

BNY agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of the Fund and any other series of the Teucrium Commodity Trust (the “Trust”) shall be limited such that (a) the debts, liabilities, obligations and expense incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular series shall be enforceable against the assets of the particular series only, and not against the assets of the Trust generally or the assets of any other series, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the Trust generally and any other series shall be enforceable against the assets of such particular series.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons, all as of the day and year first above written.

TEUCRIUM COMMODITY TRUST,
on behalf of each Fund

By: Teucrium Trading, LLC, the Trust’s sponsor

By:
Title: Treasurer and Secretary

THE BANK OF NEW YORK MELLON

By:
Title:

EXHIBIT A

FUNDS

The following series of Teucrium Commodity Trust:

Teucrium Corn Fund

EXHIBIT B

I,                                      , of [Fund Name], LLC, a limited liability company organized under the laws of ____________________, (the “Fund”), do hereby certify that:

The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Fund to each such position and qualified therefor in conformity with the Fund’s Articles of Organization and Operating Agreement, and the signatures set forth opposite their respective names are their true and correct signatures.  Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to BNY.

Name	Position	Signature

SCHEDULE I

ADMINISTRATIVE SERVICES

1.	Prepare and, subject to approval of Fund, disseminate to Fund monthly unaudited financial statements and schedules of Fund’s investments.

2.
Provide other information to the sponsor and the Fund’s accountants to assist in the periodic updating of the Fund’s Registration Statement and Prospectus and the preparation of Forms 10-K and 10-Q and proxy materials, if any.

3.	Attend meetings of the Fund’s shareholder as requested from time to time.

4.	Subject to review and approval by Fund, establish appropriate expense accruals, maintain expense files and coordinate the payment of invoices for Fund.

5.
Under the terms of an annex to this Agreement, test and document compliance by the Fund with policies and restrictions which will be specified and agreed to in the annex.  The review and testing procedures to be applied shall first be agreed by BNY and a Fund’s sponsor and will be specified in such annex.

6.	Prepare statistical reports for the Fund for outside information services.

SCHEDULE II
VALUATION AND COMPUTATION SERVICES

I.            BNY shall maintain the following records on a daily basis in respect of Fund (or any applicable Series).

1.           Report of priced portfolio securities

2.           Statement of net asset value per share

II.           BNY shall maintain the following records on a monthly basis in respect of Fund (or any applicable Series):

1.           General Ledger

2.           General Journal

3.           Cash Receipts Journal

4.           Cash Disbursements Journal

5.           Subscriptions Journal

6.           Redemptions Journal

7.           Accounts Receivable Reports

8.           Accounts Payable Reports

9.           Transaction (Securities) Journal

10.         Broker Transaction Journal

11.         Holdings Ledger

12.         Buy-Sell Ledger (Broker’s Ledger)

III.           BNY shall provide such daily pricing and holdings information to a securities exchange or other person responsible for calculation of a Fund’s intra-day net asset value per share as may reasonably be requested by the Fund for purposes of such calculation.

APPENDIX I

THE BANK OF NEW YORK
ON-LINE COMMUNICATIONS SYSTEM (THE “SYSTEM”)

TERMS AND CONDITIONS

1.           License; Use. (a) This Appendix I shall govern the Fund’s use of the System and any computer software provided by BNY to the Fund in connection herewith (collectively, the “Software”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to the Fund’s use of the System, the terms of this Appendix I shall control.

(b) Upon delivery to the Fund of Software and/or System access codes, BNY grants to the Fund a personal, nontransferable and nonexclusive license to use the Software and the System solely for the purpose of transmitting Written Instructions, receiving reports, making inquiries or otherwise communicating with BNY in connection with the Account(s).  The Fund shall use the Software and the System solely for its own internal and proper business purposes and not in the operation of a service bureau.  Except as set forth herein, no license or right of any kind is granted to the Fund with respect to the Software or the System.  The Fund acknowledges that BNY and its suppliers retain and have title and exclusive proprietary rights to the Software and the System, including any trade secrets or other ideas, concepts, know-how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either), or other statutory or legal protections available in respect thereof.  The Fund further acknowledges that all or a part of the Software or the System may be copyrighted or trademarked (or a registration or claim made therefor) by BNY or its suppliers.  The Fund shall not take any action with respect to the Software or the System inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software.  The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without BNY’s prior written consent.  The Fund may not remove any statutory copyright notice or other notice included in the Software or on any media containing the Software.  The Fund shall reproduce any such notice on any reproduction of the Software and shall add any statutory copyright notice or other notice to the Software or media upon BNY’s request.

(c) If the Fund subscribes to any database service provided by BNY in connection with its use of the System, delivery of such database to the Fund shall constitute the granting by BNY to the Fund of a non-exclusive, non-transferable license to use such database for so long as this Appendix I is in effect. It is understood and agreed that any database supplied by BNY is derived from sources which BNY reasonably believes to be reliable but BNY does not, and cannot for the fees charged, guarantee or warrant that the data is correct, complete or current. All such databases are provided as an accommodation by BNY to its customers and are compiled without any independent investigation by BNY.  However, BNY will endeavor to update and revise each database on a periodic basis as BNY, in its discretion, deems necessary and appropriate.  The Fund also agrees that the Fund will promptly install all updates and revisions to each database which BNY provides and that BNY cannot bear any responsibility whatsoever for the Fund’s failure to do so.  BNY IS NOT RESPONSIBLE FOR ANY RESULTS OBTAINED BY THE FUND FROM USE OF DATABASE SERVICES PROVIDED BY BNY.

2.           Equipment.  The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and BNY shall not be responsible for the reliability or availability of any such equipment or services.

3.           Proprietary Information.  The Software, any data base and any proprietary data, processes, information and documentation made available to the Fund (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the “Information”), are the exclusive and confidential property of BNY or its suppliers.  However, for the avoidance of doubt, reports generated by the Fund containing information relating to the Account(s) are not deemed to be within the meaning of the term “Information”.  The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets, but not less than reasonable care.  Upon termination of the Agreement or the licenses granted herein for any reason, the Fund shall return to BNY any and all copies of the Information which are in its possession or under its control.  The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4.           Modifications.  BNY reserves the right to modify the Software from time to time and the Fund shall install new releases of the Software as BNY may direct.  The Fund agrees not to modify or attempt to modify the Software without BNY’s prior written consent.  The Fund acknowledges that any modifications to the Software, whether by the Fund or BNY and whether with or without BNY’s consent, shall become the property of BNY.

5.           NO REPRESENTATIONS OR WARRANTIES.  BNY AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE SOFTWARE, THE SYSTEM, ANY SERVICES OR ANY DATABASE, EXPRESS OR IMPLIED, IN FACT OR IN LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  CUSTOMER ACKNOWLEDGES THAT THE SOFTWARE, THE SYSTEM, ANY SERVICES AND ANY DATABASE ARE PROVIDED “AS IS.”  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH THE FUND MAY INCUR IN CONNECTION WITH THE SOFTWARE, SERVICES OR ANY DATABASE, EVEN IF BNY OR SUCH SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DIRECT DAMAGES RESULTING FROM THE WILLFUL MISCONDUCT OF BNY.  IN NO EVENT SHALL BNY OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL PROVIDED THAT BNY HAS ESTABLISHED AND IS MAINTAINING A DISASTER RECOVERY PLAN AND BACK-UP SYSTEM THAT COMPLIES WITH APPLICABLE LAW AND IS REASONABLE UNDER THE CIRCUMSTANCES, OR IF NOT, THAT ANY SUCH LOSS WOULD HAVE OCCURRED EVEN IF BNY HAD ESTABLISHED AND WAS MAINTAINING SUCH A DISASTER RECOVERY PLAN AND BACK-UP SYSTEM..

6.           Security; Reliance; Unauthorized Use. BNY will establish security procedures to be followed in connection with the System.  The Fund understands and agrees that the security procedures are intended to determine whether instructions received by BNY through the System are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions.  The Fund will cause all persons utilizing the Software and the System to treat all applicable user and authorization codes, passwords and authentication keys with reasonable care and confidentiality.  BNY is hereby irrevocably authorized to comply with and rely upon on Written Instructions, whether or not authorized, received by it through the System in accordance with the security procedures.  The Fund acknowledges that it is its sole responsibility to assure that only Authorized Persons use the System and that to the fullest extent permitted by applicable law BNY shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by the Fund arising from or in connection with the use of the System or BNY’s reliance upon and compliance with Written Instructions received through the System.

7.           System Acknowledgments.  BNY shall acknowledge through the System its receipt of each transmission communicated through the System, and in the absence of such acknowledgment BNY shall not be liable for any failure to act in accordance with such transmission and the Fund may not claim that such transmission was received by BNY.

8.           EXPORT RESTRICTIONS.  EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW.  THE FUND MAY NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY.  IF BNY DELIVERED THE SOFTWARE TO CUSTOMER OUTSIDE OF THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH THE EXPORT ADMINISTRATION REGULATIONS.  DIVERSION CONTRARY TO U.S. LAW IS PROHIBITED.  The Fund hereby authorizes BNY to report its name and address to government agencies to which BNY is required to provide such information by law.

9.           Encryption.  The Fund acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  The Fund agrees that BNY may deactivate any encryption features at any time, without notice or liability to the Fund, for the purpose of maintaining, repairing or  troubleshooting the System or the Software.

10.         On-Line Inquiry and Modification of Records. In connection with the Fund’s use of the System, BNY may, at the Fund’s request, permit the Fund to enter data directly into a BNY database for the purpose of modifying certain information maintained by BNY’s systems, including, but not limited to, change of address information.  To the extent that the Fund is granted such access, the Fund agrees to indemnify and hold BNY harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNY may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNY database records initiated by the Fund.